Exhibit 10.19


                                            EXECUTION COPY




                                        August 19, 1996


Laclede Gas Company
720 Olive Street
St. Louis, Missouri  63101

Ladies and Gentlemen:

              Re:  Line of credit agreement among Laclede   Gas Company
(the "Company" or "Laclede"), The Chase   Manhattan Bank ("Chase"), The
Boatmen's National Bank of   St. Louis ("Boatmen's") and Mercantile Bank
of St. Louis   National Association ("Mercantile") (each a "Bank" and
collectively the "Banks".  Said line of credit agreement   shall
hereinafter be called the "Line of Credit   Agreement").

       The undersigned Banks have established for Laclede a committed line of credit (the "Line of Credit") under which the Company may from time to time prior to the Termination Date (such term and certain other capitalized terms used herein being defined below) request advances ("Advances") subject only to the terms and conditions expressly set forth below.

1. Definitions. As used herein, the following terms shall have the meanings specified below:

   a. "ABR Advance" shall mean any Advance bearing interest at a rate determined by reference to the Alternate Base Rate as defined herein.

   b. "Alternate Base Rate" shall mean for any day a rate per annum (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) equal to the greater of (i) the Prime Rate in effect on such day, and (ii) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum announced by Chase from time to time as its prime rate in effect at its principal office in the City of New York; each change in the Prime Rate shall be effective on the Business Day such change is publicly announced as being effective. "Federal Funds Effective Rate"









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shall mean, for any day, the weighted average of the rates on overnight
Federal funds transactions (calculated on a per annum basis) with members of the Federal Reserve Bank of New York, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Chase from three Federal funds brokers of recognized standing selected by Chase. If Chase shall have determined that it is unable to ascertain the Federal Funds Effective Rate for any reason, the Alternate Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the Business Day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Alternate Base Rate shall be determined by Chase and such determination shall be conclusive absent manifest error.

   c. "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which Chase is open for business in the City of New York; PROVIDED that when the term "Business Day" is used with respect to LIBO Rate Advances, such term shall exclude any day on which banks in London are not open for dealings in U.S. Dollar deposits in the London Interbank Market.

   d. "Interest Period" shall mean (i) as to any LIBO Rate Advance, the period commencing on the date of such LIBO Rate Advance and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Company may elect, (ii) as to any ABR Advance, the period commencing on the date of such ABR Advance and ending on the Termination Date or any earlier date specified by the Company in the notice requesting such Advance; PROVIDED, HOWEVER, that (1) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBO Rate Advances only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (2) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.


















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    e.  "LIBO Rate" shall mean, with respect to any LIBO Rate Advance for any Interest Period, the interest rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) at which U.S. Dollar deposits approximately equal in principal amount to such LIBO Rate Advance and for a maturity equal to the applicable Interest Period are offered by leading banks in the London Interbank Market to the London office of Chase in immediately available funds at or near 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. The LIBO Rate shall be determined by Chase and such determination shall be conclusive absent manifest error.

   f. "LIBO Rate Advance" shall mean any advance bearing interest at a rate determined by reference to the LIBO Rate as defined herein.

   g.  "Termination Date" shall mean March 1, 1997.

2. Maximum Amounts of Advances. After the Effective Date of this Line of Credit agreement, the combined aggregate principal amount of Advances at any time outstanding from any Bank under this Line of Credit agreement shall not exceed the amount set forth opposite the name of such Bank below (such Bank's "Maximum Amount"), and shall be in a combined aggregate principal amount at any time outstanding which shall not exceed $60,000,000:

         NAME OF BANK                  MAXIMUM AMOUNT
          Chase                         $30,000,000
          Boatmen's                     $15,000,000
          Mercantile                    $15,000,000

3. Effective Date. The Effective Date of this Line of Credit Agreement shall be September 3, 1996 (the "Effective Date").

4. Requests For Advances. Laclede shall give the Bank or Banks from which any Advances shall be requested written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) not later than 10:30 a.m., New York City time, three Business Days before each proposed LIBO Rate Advance, and no later than 12:00 p.m., New York City time, the day of each proposed ABR Advance. Such notice shall be irrevocable and shall in each case specify (i) whether the Advance then being requested is to be a LIBO Rate Advance or an ABR Advance; (ii) the date of such Advance (which shall be a Business Day) and the amount thereof; and (iii) if such Advance is to be a LIBO Rate Advance, the
















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Interest Period with respect thereto.  No LIBO Rate Advance may be requested if the Interest Period applicable thereto would end after the Termination Date. The proceeds of each Advance pursuant to the Line of Credit shall be deposited by the Bank making such Advance in the general deposit account of the Company with such Bank or disbursed in another manner agreed upon by the Company and such Bank as promptly as practicable, but in no event later than 4:00 p.m., New York City time, on the date of such Advance.

5. Repayment Of Advances. The principal of each Advance shall be due and payable on the earliest of the last day of the Interest Period applicable thereto, the Termination Date and the date of commencement of any bankruptcy, insolvency or similar proceeding in respect of Laclede. Each Bank shall also have the right, upon notice to Laclede, to cause the principal of and all interest accrued but not yet paid on all Advances made by it hereunder, together with all other amounts owed to it hereunder, to become immediately due and payable in the event Laclede shall default in the payment of any amount due to such Bank hereunder and such default shall continue for three Business Days after notice thereof from such Bank. Advances may be repaid at any time subject, in the case of any LIBO Rate Advance repaid other than on the last day of an Interest Period, to the indemnity obligations set forth below, but otherwise without premium or penalty.

6. Interest On Advances. Laclede agrees to pay interest (a) in the case of each ABR Advance at a rate per annum equal to the Alternate Base Rate and
(b) in the case of each LIBO Rate Advance at the LIBO Rate applicable to the Interest Period in effect for such Advance plus 1/4% per annum. Interest on each Advance shall accrue from and including the date such Advance is made to but excluding the date such Advance is repaid, and shall be payable at the time the principal of such Advance is repaid and, in the case of each ABR Advance which shall not theretofore have been repaid, on the date 90 days after the date on which such Advance shall have been made. The Company agrees to pay interest, on demand, on any overdue principal and, to the extent permitted by applicable law, overdue interest until paid at a rate per annum equal to the Alternate Base Rate plus 2%. Interest shall be computed on the basis of the actual number of days elapsed in a year of (i) 365 days in the case of ABR Advances when the Alternate Base Rate is based on the Prime Rate and (ii) 360 days in all other cases.



















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7.  Facility Fee.  Laclede agrees to pay to each Bank, on the last Business
Day of each calendar quarter and on the Termination Date or any earlier date on which the availability of Advances from such Bank is terminated as provided herein, a facility fee of .08% per annum on the Maximum Amount of such Bank, whether used or unused. Such fee shall accrue from and including the Effective Date to but excluding the earlier of the Termination Date and any date on which the availability of Advances from such Bank is terminated as provided herein.

8. Waiver, Amendment And Remedies. Laclede hereby waives diligence, presentment, demand, protest, notice of dishonor and any other notice of any kind whatsoever. Neither the failure nor any delay on the part of any Bank in any particular instance to exercise any right, power or privilege hereunder shall constitute a waiver thereof in that or any subsequent instance. No consent, amendment, modification or waiver of the terms or provisions hereof shall be effective unless in writing and executed by Laclede and each Bank. All rights and remedies of each Bank are cumulative and concurrent, and no single or partial exercise by any Bank of any right, power or privilege shall preclude any other or further exercise of any other right, power or privilege.

9. Conditions To Advances. The aggregate principal amount of Advances at any time outstanding hereunder from any Bank shall in no event exceed the Maximum Amount of such Bank. The making of Advances is also subject to the absence of any material adverse change since September 30, 1995, in the financial condition of the Company and to the receipt by each Bank of a copy of this letter duly executed by Laclede and an executed Note in the form attached as Exhibit A hereto, duly completed to set forth the name, the address and the amount of the commitment of each Bank (the "Note"), accompanied by such evidence of the corporate power and authority of Laclede as the Banks may request.

10. Indemnification; Payment Of Additional Costs To Bank. Laclede shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (a) any payment or prepayment of a LIBO Rate Advance on a date other than the last day of the Interest Period applicable thereto or (b) any failure of Laclede to borrow any LIBO Rate Advance requested by it hereunder. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Bank, of (i) its cost of obtaining the funds for the Advance being

















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paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. A certificate of any Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this provision shall be delivered to Laclede and shall be conclusive absent manifest error.

     If after the date hereof any change in applicable law or regulation or in the interpretation of administration thereof by any governmental authority shall change the basis of taxation of payments to any Bank of the principal of or interest on any LIBO Rate Advance or any other fees or amounts payable hereunder, or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank, or shall impose on any Bank any other condition affecting the Advances made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining such Advances or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Bank to be material, then Laclede agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs or reduction. A certificate of any Bank setting forth the amount or amounts which shall be necessary to compensate such Bank and, in reasonable detail, the method by which such amount have been determined shall be delivered to Laclede and shall be conclusive absent manifest error.

     Laclede agrees to pay the amount or amounts specified in any certificate delivered pursuant to one of the two preceding paragraphs to the applicable Bank within 10 days after its receipt of the same.

11. Notification Of Interest Rate. Chase hereby agrees, at the request of Laclede or any other Bank, promptly to determine and advise Laclede or such other Bank of the LIBO Rate or the Alternate Base Rate for any Interest Period or day within an Interest Period.



















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12.  Termination Of Facility.  The availability of Advances hereunder from any Bank may be terminated by Laclede upon written or telecopy notice to such Bank, and will in any event terminate on the earlier of the Termination Date and the date of commencement of any bankruptcy, insolvency or similar proceeding in respect of Laclede.

13. Corporate Authority. Laclede represents and warrants that it has the corporate power and authority and all necessary regulatory approvals to execute, deliver and perform its obligations under this Agreement and that such execution, delivery and performance will not violate any law or regulation applicable to Laclede or any agreement to which Laclede is party. Each Bank is hereby authorized to rely on notices given hereunder by persons reasonably believed by it to be acting on behalf of Laclede.

14. Amendment And Governing Law. This letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

15. Headings. The headings in this Line of Credit Agreement are for convenience and shall not limit or otherwise affect any of the provisions of this Line of Credit Agreement.

     Please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to Chase the enclosed duplicate originals of this letter. This letter may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.

Commitment                Very truly yours,

$30,000,000               THE CHASE MANHATTAN BANK

                           by

                          Name:  Michiel V. M. van der Voort
                          Title:  Vice President

                   Address for Notices:

                   One Chase Manhattan Plaza - Third Floor
                   New York, New York  10081
                   Attn. of:  Mr. Michiel V. M. van der Voort
                      Telecopy:  (212) 552-7625













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$15,000,000          THE BOATMEN'S NATIONAL BANK OF
                     ST. LOUIS

                       by


                         Name:  Thomas C. Guyton
                         Title:  Vice President


                     Address for Notices:
                       One Boatmen's Plaza
                       800 Market Street
                       St. Louis, Missouri  63166-0236
                       Attn. of:  Mr. Thomas Guyton
                       Telecopy:  (314) 466-7783


$15,000,000          MERCANTILE BANK OF ST. LOUIS NATIONAL
                     ASSOCIATION

                       by


                        Name:  Sally H. Roth
                        Title:  Vice President


                     Address for Notices:

                       #1 Mercantile Center
                       12th Floor
                       P.O. Box 524
                       St. Louis, Missouri  63101
                       Attn. of:  Ms. Sally Roth
                       Telecopy:  (314) 425-2162

Accepted and agreed to as of the date first written above:

LACLEDE GAS COMPANY,

by

Name:  Gerald T. McNeive, Jr.
Title:  Senior Vice President-Finance











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                                                          EXHIBIT A

                              NOTE

$  ,000,000                                              New York, New York
                                                         September 3, 1996

            FOR VALUE RECEIVED, the undersigned, LACLEDE GAS COMPANY, a Missouri corporation (the "Company"), hereby promises to pay to the order of
             (the "Bank"), at the office of the Bank at
                               : (a) on the last day of each Interest
Period, as defined in the letter agreement dated as of August 19, 1996, (said letter agreement, being hereinafter called the "Letter of Credit Agreement") between the Company, the Bank and certain other banks, the aggregate unpaid principal amount of each Advance (as defined in the Letter of Credit Agreement) made by the Bank to which such Interest Period relates;
and (b) on March 1, 1997, the lesser of $           and the aggregate
principal amount of all Advances made by the Bank under the Letter of Credit Agreement and remaining unpaid; in each case in lawful money of the United States of America in immediately available funds. The undersigned promises to pay interest on the unpaid principal amount of each Advance at the rates and payable on the dates provided for in the Letter of Credit Agreement.

            The Company hereby waives diligence, presentment, demand, protest and notice of any kind. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All Advances by the Bank evidenced by this Note, the interest rates applicable thereto and all payments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Company under this Note.

            This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

                                      LACLEDE GAS COMPANY


                                      By:
                                      Name:   Ronald L. Krutzman

                                      Title:  Treas. & Asst. Secy.






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